THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of February 10, 2014, by and among RADIO ONE, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and WILMINGTON TRUST COMPANY, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors party thereto have each heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of November 24, 2010, providing for the issuance by the Company of its 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) (the “Requisite Consents”), amend the Indenture, subject to certain limitations set forth in the Indenture;

WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 27, 2014, as the same may be amended, supplemented or modified (the “Offer to Purchase”);

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article 1 of this Supplemental Indenture (the “Proposed Amendments”); and

WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture; and

WHEREAS, all acts necessary to make this Supplemental Indenture the legal valid and binding obligation of the Company have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1.
AMENDMENTS TO THE INDENTURE

Section 1.1 Amendments to Articles 4, 5 and 6 of the Indenture.  Upon written notification to the Trustee by the Company that it has accepted for purchase and payment (the date of such written notification, the “Operative Time”) all of the Notes validly tendered on or prior to the Operative Time, then automatically (without further act by any person), the following amendments shall be made to the Indenture:

(a) The following sections of the Indenture and all references thereto in the Indenture will be deleted in their entirety and the Company and the Subsidiary Guarantors shall be released from their respective obligations under the following sections of the Indenture:

· Section 4.03 (Reports);

· Section 4.04 (Compliance Certificate);

· Section 4.07 (Restricted Payments);

· Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

· Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock);

· Section 4.10 (Transactions with Affiliates);

· Section 4.11 (Liens);

· Section 4.12 (Additional Guarantees);

· Section 4.13 (Business Activities);

· Section 4.15 (Asset Sales);

· Section 4.16 (Offer to Repurchase Upon Change of Control);

· Section 4.17 (Limitation on Sales and Issuances of Equity Interests in Restricted Subsidiaries);

· Section 4.18 (Payments for Consent);

· Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries);

· Section 4.20 (ROCH Ownership/TV One Ownership);

· Section 4.21 (Insurance);

· Section 5.01 (Merger, Consolidation or Sales of Assets) (only with respect to clauses (a)(ii), (a)(iii), (a)(iv), (a)(v), a(vi), (b)(ii) and (b)(iii)); and

· Section 6.01 (Events of Default) (only with respect to clauses (d), (e), (f), (g), (h) and (i)).

Failure to comply with the terms of any of the foregoing Sections of the Indenture shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.

(b) All definitions set forth in Sections 1.01 and 1.02 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby shall be deleted in their entirety, including all references thereto.

ARTICLE 2.
MISCELLANEOUS

Section 2.1 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2 Instruments To Be Read Together.  This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby and thereby.

Section 2.3 Confirmation.  The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.4 Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by such Trust Indenture Act shall control.

Section 2.5 GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.6 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.7 Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.8 Effectiveness; Termination.  The provisions of this Supplemental Indenture will become effective immediately upon its execution by the Trustee in accordance with the provisions of Sections 9.02 of the Indenture; provided, that the amendments to the Indenture set forth in Article 1 of this Supplemental Indenture shall become operative as specified in Article 1 hereof.  On or prior to the Business Day next succeeding the Expiration Time (as defined in the Offer to Purchase, and subject to extension or early termination by the Company, in its sole discretion, pursuant to the Offer to Purchase), the Company may terminate this Supplemental Indenture upon written notice to the Trustee (it being understood that the Company, subsequent thereto, will enter into a substitute supplemental indenture).

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

RADIO ONE, INC.

By:
Name: Peter D. Thompson
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:

BELL BROADCASTING COMPANY
BLUE CHIP BROADCASTING LICENSES, LTD.
BLUE CHIP BROADCASTING, LTD.
CHARLOTTE BROADCASTING, LLC
DISTRIBUTION ONE, LLC
HAWES-SAUNDERS BROADCAST PROPERTIES, INC.
INTERACTIVE ONE, INC.
INTERACTIVE ONE, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE CABLE HOLDINGS, LLC
RADIO ONE DISTRIBUTION HOLDINGS, LLC
RADIO ONE LICENSES, LLC
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE OF ATLANTA, LLC
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF CHARLOTTE, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF TEXAS II, LLC
REACH MEDIA, INC.
ROA LICENSES, LLC
SATELLITE ONE, L.L.C.

By:
Name: Peter D. Thompson
Title:   Vice President

Wilmington Trust Company

By:
Name: Boris Treyger
Title:   Vice President

[Signature page to Supplemental Indenture]